U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2006

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015	87-0439834
(Commission File Number)	(I.R.S. Employer Identification No.)

Mr. Kirk N. Blackim
President
Aztec Oil & Gas, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
(Address of principal executive offices including zip code)

(713) 840-6444
(Registrant’s telephone number, including area code)

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On December 15, 2006, we determined that we should amend our audited financial statements for the twelve months ended August 31, 2006 previously filed with the Securities and Exchange Commission on December 14, 2006, to correct formatting and typographical errors that were created in the process of EDGARizing the filing. These items relate to several financial tables in the filing and are necessary to clarify the information in those tables. We intend to file amended financial statements for this period to correct these errors in Aztec's Annual Report on Form 10-KSB later today, December 18, 2006. The amended financials will not differ substantially, if at all, from the financial statements previously filed.

We have discussed the matters disclosed in this filing with our independent registered public accountants, Malone & Bailey, PC.

AZTEC OIL & GAS, INC.

Date: December 18, 2006	By: /s/Kirk N. Blackim
Kirk N. Blackim
President